Box, Inc. 8-K

Exhibit 99.1

Box Files Preliminary Proxy Statement and Announces Additional Governance Enhancements

Reiterates Commitment to Stockholder Value Creation; Outlines Significant Engagement with Starboard

REDWOOD CITY, Calif.—Box, Inc. (NYSE: BOX) today announced that it has filed its preliminary proxy materials with the Securities and Exchange Commission (“SEC”) in connection with its upcoming Annual Meeting of Stockholders. The preliminary proxy statement is available on the investor relations section of the company’s website at https://www.boxinvestorrelations.com.

In a separate Form 8-K filed today with the SEC, Box also announced that the Board of Directors has approved amendments to the company’s Bylaws to further enhance Box’s corporate governance. The Board has:

•	Changed the vote required to elect directors from a plurality of votes cast to a majority of votes cast, with a carve-out to provide for a plurality voting standard in contested director elections;
•	Eliminated the supermajority voting requirements to alter, amend, repeal or adopt any provision of the Amended and Restated Bylaws; and
•	Approved the elimination of the supermajority vote requirement to amend certain provisions of our Restated Certificate of Incorporation, subject to shareholder approval.

The Box Board of Directors issued the following statement:

These proactive actions, coupled with the separation of the Chair and CEO roles and the significant refreshment our Board has undergone – seven new directors appointed to the Board over the last three years – further demonstrate our commitment to strong corporate governance and oversight.

We believe that Box is in the strongest financial position in the company’s history, having delivered strong revenue growth and profitability in fiscal year 2021 with continued momentum into fiscal year 2022. Our strategy is working, and the Board and management team are best positioned to build on the company’s momentum.

As the background section of our preliminary proxy demonstrates, the Box Board and management team have engaged extensively and respectfully with Starboard Value. We have had at least 45 calls or meetings with Starboard over the course of two years. We will continue to engage with Starboard, just as we do with all of our stockholders, and will maintain an unwavering commitment to driving stockholder value.

Highlights from the preliminary proxy filing relating to the company’s prior engagement with Starboard include:

•	After expressing support for the company’s path throughout much of 2020, in December Starboard abruptly reversed course and repeatedly demanded the Box Board sell the company, even at a share price significantly below current trading levels.
o	Following Box’s release of fiscal second quarter results in August 2020, Starboard stated that it was “thrilled to see the company breaking out and performing better both on the top and bottom line.” Starboard continued, “Appreciate you guys working with us and accepting the counsel. Not everyone behaves that way and it is greatly appreciated. Shows your comfort as a leader and a willingness to adapt. Very impressive.”
o	One quarter later, following the release of fiscal third quarter results in December 2020, Starboard abruptly reversed course and demanded that the Box Board immediately sell the company or fire the CEO, or otherwise Starboard would launch a proxy contest. Starboard has consistently repeated this demand since December. When the stock was trading at $17-18 per share, Starboard indicated that a normal market-based premium would be acceptable to Starboard as a sale price. Subsequently, in mid-March when the stock was trading in the $21-22 per share range, Starboard indicated that a low-premium deal would be acceptable and should be pursued.

•	Starboard made an unsolicited request to participate in the KKR-led investment.
o	Despite publicly criticizing the KKR-led investment, after the transaction was announced Starboard privately stated that it would not move forward with a proxy contest if both Starboard were allowed to participate in the KKR-led investment and Peter Feld were appointed to the Board.
o	The KKR-led investment is a strong vote of confidence in Box’s team, value-creation potential and strategic direction from one of the world’s leading technology investors. The subsequent self-tender also enabled stockholders who wished to monetize their investment the opportunity to do so.

•	Box made multiple attempts to settle with Starboard since the announcement of the KKR-led investment.
o	In addition to offering Starboard the opportunity to execute a non-disclosure agreement to learn more about the strategic review process and allowing Starboard to participate in the KKR-led investment, the Board explored many paths to a potential settlement, including appointing one of the independent candidates nominated by Starboard to the Board. Starboard declined and insisted that Mr. Feld’s addition to the Board was a non-negotiable part of any settlement.

The Box Board of Directors will continue to act in the best interests of all stockholders.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to Box. Wilson Sonsini Goodrich & Rosati, P.C. and Sidley Austin LLP are serving as legal advisors to Box.

About Box, Inc.

Box (NYSE:BOX) is the leading Content Cloud that enables organizations to accelerate business processes, power workplace collaboration, and protect their most valuable information, all while working with a best-of-breed enterprise IT stack. Founded in 2005, Box simplifies work for leading organizations globally, including AstraZeneca, JLL, and Morgan Stanley. Box is headquartered in Redwood City, CA, with offices in the United States, Europe, and Asia. To learn more about Box, visit http://www.box.com. To learn more about how Box powers nonprofits to fulfill their missions, visit Box.org.

Forward-Looking Statements

Certain statements contained herein contain forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements about the KKR-led investment and achievement of its potential benefits; any potential repurchase of shares of Box common stock, whether, when, in what amount and by what method any such repurchase would be consummated, and the per share price of any such repurchase; our future financial and operating results, including expectations regarding revenues, deferred revenue, billings, remaining performance obligations, gross margins and operating income; our market opportunity, business plan and ability to effectively manage our growth; our ability to maintain an adequate rate of revenue and billings growth and our expectations regarding such growth; our ability to achieve profitability and expand or maintain positive cash flow; our ability to achieve our long-term margin objectives; our ability to grow our unrecognized revenue and remaining performance obligations; our expectations regarding our revenue mix; costs associated with defending intellectual property infringement and other claims and the frequency of such claims; our ability to attract and retain end-customers; our ability to further penetrate our existing customer base; our expectations regarding our retention rate; our ability to displace existing products in established markets; our ability to expand our leadership position as a cloud content management platform; our ability to timely and effectively scale and adapt our existing technology; our investment strategy, including our plans to further invest in our business, including investment in research and development, sales and marketing, our data center infrastructure and our professional services organization, and our ability to effectively manage such investments; our ability to expand internationally; expectations about competition and its effect in our market and our ability to compete; the effects of seasonal trends on our operating results; use of non-GAAP financial measures; our belief regarding the sufficiency of our cash, cash equivalents and our credit facilities to meet our working capital and capital expenditure needs for at least the next 12 months; our expectations concerning relationships with third parties; our ability to attract and retain qualified employees and key personnel; our ability to realize the anticipated benefits of our partnerships with third parties; the effects of new laws, policies, taxes and regulations on our business; management’s plans, beliefs and objectives, including the importance of our brand and culture on our business; our ability to maintain, protect and enhance our brand and intellectual property; and future acquisitions of or investments in complementary companies, products, services or technologies and our ability to successfully integrate such companies or assets. These statements are based on estimates and information available to us at the time of this presentation and are no guarantees of future performance. We assume no obligation and do not intend to update these forward-looking statements or to conform these statements to actual results or to changes in our expectations.

Important Additional Information and Where to Find It

Box intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from Box stockholders for Box’s 2021 annual meeting of stockholders. Box filed a preliminary version of this proxy statement with the SEC on July 6, 2021. BOX STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ BOX’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents that Box files with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of Box’s Investor Relations website at www.boxinvestorrelations.com or by contacting Box’s Investor Relations department at ir@box.com, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

Box, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from Box stockholders by Box in connection with matters to be considered at Box’s 2021 annual meeting of stockholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of Box’s directors and executive officers, in Box is included in Box’s proxy statement on Schedule 14A for its 2020 annual meeting of stockholders, filed with the SEC on May 28, 2020, Box’s Annual Report on Form 10-K for the year ended January 31, 2021, filed with the SEC on March 19, 2021 and in Box’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of Box’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in Box will be set forth in Box’s definitive proxy statement for Box’s 2021 annual meeting of stockholders and other relevant documents to be filed with the SEC, if and when they become available.

Investors:

Cynthia Hiponia / Elaine Gaudioso

+1 650-209-3463

ir@box.com

or

Innisfree M&A Incorporated

Larry Miller / Jennifer Shotwell

212-750-5833

Media:

Denis Roy / Rachel Levine

+1 650-543-6926

press@box.com

or

Joele Frank, Wilkinson Brimmer Katcher

Leigh Parrish / Dan Moore

+1 212-355-4449